EXECUTION COPY


                          VOTING AGREEMENT


        This Voting Agreement (the "Agreement"@) is made and entered into as of May __, 1999, among Silicon Bandwidth, Inc., a Delaware corporation ("Purchaser"), each undersigned shareholder
("shareholder") of The Panda Project, Inc., a corporation existing under the laws of Florida ("Seller"), and Seller.

                                 RECITALS

        WHEREAS, pursuant to a letter of agreement dated as of even date herewith, by and between Purchaser and Seller (such agreement as it may be amended or restated is hereinafter referred to as the "Letter Agreement"), the parties agreed that on the signing of the Letter Agreement, Purchaser and each Shareholder would execute and deliver a Voting Agreement containing the terms and conditions set forth in the Letter Agreement together with such other terms and conditions as may be agreed to by the parties to the Letter Agreement acting reasonably;

        WHEREAS, a special committee of the board of directors of Seller has determined that the transactions contemplated by the Letter Agreement are fair to, and in the best interests of, the shareholders of Seller and has approved such transactions;

        WHEREAS, Purchaser has agreed to acquire substantially all of the assets of Seller (the "Acquisition") in exchange for common stock of Purchaser ("Purchaser Common Stock") and the assumption of certain Seller liabilities by Purchaser;

        WHEREAS, in order to induce Purchaser to consummate the Acquisition, Seller has agreed to use its best efforts to solicit the proxy of certain shareholders of Seller on behalf of Purchaser, and to cause certain shareholders of Seller to execute and deliver voting agreements to Purchaser;

        WHEREAS, each Shareholder is the registered and beneficial owner of at least such number of (i) shares of the outstanding capital stock of Seller as is indicated on the signature page of this Agreement (the "Shares") and/or (ii) securities convertible into or exercisable for shares of capital stock of Seller as indicated on the signature page of the Agreement (the "Share Equivalents");

        WHEREAS, Helix (PEI), Inc. ("Helix") is an undersigned
Shareholder and holder of a security interest in certain assets of Seller (the "Security Interest"); and

        WHEREAS, in order to induce Purchaser to consummate the Acquisition, Helix and Seller have agreed to renegotiate the terms of the Security Interest.
        NOW, THEREFORE, the parties agree as follows:

        1.    Share Ownership and Agreement to Retain Shares.
              -----------------------------------------------

            1.1    Transfer and Encumbrance.
                   -------------------------

                (a) Purchaser acknowledges and agrees that, subject to Section 1.2 hereof, this Agreement only pertains to the number of Shares and Share Equivalents indicated on the signature page and that Shareholder may be the beneficial owner of Shares and Share
Equivalents which are not subject to this Agreement.

                (b) Each Shareholder is the beneficial owner of that number of Shares and Share Equivalents set forth opposite such Shareholder's name on the signature page hereto and, except as otherwise set forth on the signature page hereto, has held such Shares and Share Equivalents at all times since the date set forth on such signature page. No other person or entity not a signatory to this Agreement has a beneficial interest in or a right to acquire such Shares or Share Equivalents or any portion of such Shares or Share Equivalents. The Shares and Share Equivalents are and will be at all times up until the Expiration Date free and clear of any liens, claims, options, charges or other encumbrances.

                (c) Each Shareholder agrees not to transfer (except as may be specifically required by this Agreement, court order or by operation of law), sell, exchange, pledge or otherwise dispose of or encumber the Shares, Share Equivalents or any New Shares (as defined below), or to make any offer or agreement relating thereto, at any time prior to the Expiration Date. As used herein, the term "Expiration Date" shall mean the earlier to occur of (i) the Closing Date (as defined in the Letter Agreement) of the Acquisition, and (ii) six months after the date of the termination of the Letter Agreement.

        1.2 New Shares. Each Shareholder agrees that to the extent necessary to achieve approval of such matters (if it is described in Section (a)(i) or rejection of such matters described in Section 2(a)(ii)) shares of capital stock of Seller that such Shareholder purchases or with respect to which such Shareholder otherwise acquires beneficial ownership after the date of this Agreement and prior to the Expiration Date ("New Shares") (such New Shares to exclude an aggregate of 1,057,471 shares of Common Stock of Seller to be issued to AGR Halifax Fund, Ltd., Leonardo, L.P., GAM Arbitrage Investments, Inc., AG Super Fund International Partners, L.P., Raphael, L.P. and Ramius Fund, L.P. upon the conversion of 27.6 shares of Series A Preferred Stock of Seller) shall be subject to the terms and conditions of this Agreement to the same extent as if they constituted Shares.

        2.    Agreements Regarding Shares and Share Equivalents.
              --------------------------------------------------

                (a) Prior to the Expiration Date, at every meeting of the shareholders of Seller called with respect to any of the following, and at every adjournment thereof, and on every action or approval by written resolution of the shareholders of Seller with respect to any of the following, each Shareholder shall vote the Shares and any New Shares (i) in favor of approval of the Acquisition and any matter that could reasonably be expected to facilitate the Acquisition and (ii) against any proposal for any recapitalization, merger, sale of assets or other business combination (other than the Acquisition) between Seller and any person or entity other than Purchaser.

                (b) Prior to the record date set for the first shareholders meeting relating to any matter covered by Section 2(a) above, each undersigned holder of Share Equivalents shall exercise or convert such number of Share Equivalents, as the case may be, into capital stock of Seller, pro rata in the amount determined by Purchaser to be necessary to achieve approval of such matters (if it is described in Section 2(a)(i)) or rejection of such matters (if it is described in Section 2(a)(ii)), and vote such shares as set forth in Section 2(a) above.

        3. Irrevocable Proxy. Each Shareholder is hereby delivering to Purchaser a duly executed proxy in the form attached hereto as Exhibit 1 (the "Proxy") with respect to each meeting of shareholders of Seller, such Proxy to cover the total number of Shares and New Shares in respect of which each Shareholder is entitled to vote at any such meeting. Upon the execution of this Agreement by each Shareholder, each Shareholder hereby revokes any and all prior proxies given by it with respect to the Shares and agrees not to grant any subsequent proxies with respect to the Shares or any New Shares until after the Expiration Date.

        4.    Agreements Regarding Security Interest.

                (a) Prior to the record date set for the first shareholders meeting relating to any matter covered by Section 3(a) above, Seller and Helix shall enter into an agreement to restructure the indebtedness of Seller (the "Secured Debt") currently secured by Helix's security interest in certain assets of Seller in the form attached hereto as Exhibit 2 (the "Restructuring Agreement"), and effective as of the Closing Seller and Helix shall effectuate such restructuring.

                (b)    The Restructuring Agreement shall provide that
(i) Helix shall release its security interest in all assets of Seller other than its intellectual property assets and (ii) the terms of the Secured Debt shall be modified so that (A) the Secured Debt accrues interest after the Closing at a rate of 6% per annum, calculated on a monthly basis, (B) any interest accrued with respect to the Secured Debt prior to the Closing is forgiven by Helix and (C) the Secured Debt shall be subject to (x) a principal payment obligation of $1,000,000 immediately after the Closing and (y) principal and interest payments aggregating $100,000 per month on each of the monthly anniversaries of the Closing (and such lesser amount on the eleventh monthly anniversary of the Closing as shall satisfy all remaining principal and interest on the Secured Debt).

        5. Representations and Warranties of Shareholder. Each Shareholder hereby represents and warrants to Purchaser as follows:
(a) such Shareholder has all requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby; (b) this Agreement has been duly authorized, executed and delivered by such Shareholder and constitutes a valid and binding obligation of such Shareholder enforceable against such Shareholder in accordance with its terms; (c) if such Shareholder is a natural person and is married, and the Shares constitute community property or otherwise need spousal or other approval for this Agreement to be legal, valid and binding, this Agreement has been duly authorized, executed and delivered by, and constitutes a valid and binding agreement of, such Shareholder's spouse, enforceable against such spouse in accordance with its terms, and (d) no trust of which such Shareholder is a trustee requires the consent of any beneficiary to the execution and delivery of this Agreement or to the consummation of the transactions contemplated hereby.

        6. Additional Documents. Each Shareholder hereby covenants and agrees to execute and deliver any additional documents reasonably required for the consummation of the Acquisition or to carry out the purpose and intent of this Agreement.

        7. Consent and Waiver. Each Shareholder hereby gives any consents or waivers that are reasonably required for the consummation of the Acquisition under the terms of any agreement to which such Shareholder is a party or pursuant to any rights such Shareholder may have.

        8. Termination. This Agreement and the Proxy delivered in connection herewith shall terminate and shall have no further force or effect as of the Expiration Date.

        9.    Miscellaneous.

            9.1 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, then the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

            9.2 Binding Effect and Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but, except as otherwise specifically provided herein, neither this Agreement nor any of the rights, interests or obligations of the parties hereto may be assigned by either of the parties without the prior written consent of the other. This Agreement is intended to bind each Shareholder as a shareholder of Seller only with respect to the specific matters set forth herein.

            9.3 Amendment and Modification. This Agreement may not be modified, amended, altered or supplemented except by the execution and delivery of a written agreement executed by the parties hereto.

            9.4 Specific Performance; Injunctive Relief. The parties hereto acknowledge that Purchaser will be irreparably harmed and that there will be no adequate remedy at law for a violation of any of the covenants or agreements of each Shareholder set forth herein. Therefore, it is agreed that, in addition to any other remedies that may be available to Purchaser upon any such violation, Purchaser shall have the right to enforce such covenants and agreements by specific performance, injunctive relief or by any other means available to Purchaser at law or in equity and each Shareholder hereby waives any and all defenses which could exist in its favor in connection with such enforcement and waives any requirement for the security or posting of any bond in connection with such enforcement.

            9.5 Notices. All notices, requests, demands or other communications that are required or may be given pursuant to the terms of this Voting Agreement shall be in writing and shall be deemed to have been duly given upon receipt by delivery in person, by telecopy or facsimile, by registered or certified mail or by a nationally recognized courier service to the respective parties as follows:

                (a) If to a Shareholder, at the address set forth below such Shareholder's signature at the end hereof.

                (b)    if to Purchaser, to:
                    Silicon Bandwidth, Inc.
                    1001 Bayhill Drive, Suite 140
                    San Bruno, CA 94066
                    Attention:  Alan E. Salzman
                    Facsimile No.: (650) 869-6078
                    with a copy to:
                    Brobeck, Phleger & Harrison LLP
                    One Market Plaza
                    Spear Street Tower
                    San Francisco, CA  94105
                    Attention:   Steve L. Camahort
                    Facsimile No.: (415) 442-1010

                (c)    if to Seller, to:
                    The Panda Project
                    951 Broken Sound Parkway
                    Boca Raton, FL  33487

                    with a copy to:

                    5300 First Union Financial Center
                    200 South Biscayne Blvd.
                    Miami, FL 33131-2339
                    Attention:  John Fletcher
                    Facsimile No.: (305) 579-0321

or to such other address as any party hereto may designate for itself by notice given as herein provided.

            9.6 Governing Law. This Agreement shall be governed by, construed and enforced in accordance with the laws of the State of New York, except to the extent mandatorily governed by the laws of the State of Florida.

            9.7 Entire Agreement. This Agreement and the Proxy contain the entire understanding of the parties in respect of the subject matter hereof, and supersede all prior negotiations and understandings between the parties with respect to such subject matter.

            9.8 Counterpart. This Agreement may be executed in several counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.
            9.9 Effect of Headings. The section headings herein are for convenience only and shall not affect the construction or interpretation of this Agreement.


    IN WITNESS WHEREOF, the parties have caused this Voting Agreement to be executed as of the date first above written.


SILICON BANDWIDTH, INC.            SHAREHOLDER


By:
       -------------------------   -----------------------------
                                        (Signature)


Name:
       -------------------------   -----------------------------
                                         (Print Name)


Title:
       -------------------------   -----------------------------
                                         (Print Address)


THE PANDA PROJECT, INC.
                                -----------------------------
                                         (Print Address)

By:
       -------------------------   -----------------------------
                                   (Print Telephone Number)
Name:
       -------------------------   -----------------------------
Title:
       -------------------------   -----------------------------
                                (Social Security or Tax I.D. Number)

Total Number of Shares and Share Equivalents owned on the date hereof:

Common Stock:
                            -----------------------------
Series A Preferred Stock:
                            -----------------------------

---------------------------------   -----------------------------
(Print type of Share Equivalents)   (Number of Share Equivalents)


                  [SIGNATURE PAGE TO VOTING AGREEMENT]


                               EXHIBIT 1
                           IRREVOCABLE PROXY
                            TO VOTE STOCK OF
                                SELLER


        The undersigned shareholder of The Panda Project, Inc., a Florida corporation ("Seller"), hereby irrevocably (to the full extent permitted by the Florida Business Corporations Act) appoints the members of the Board of Directors of Silicon Bandwidth, Inc., a Delaware corporation ("Purchaser"), and each of them, or any other designee of Purchaser, as the sole and exclusive attorneys and proxies of the undersigned, with full power of substitution and resubstitution, to vote and exercise all voting and related rights (to the full extent that the undersigned is entitled to do so) with respect to all of the shares of capital stock of Seller that now are or hereafter may be beneficially owned by the undersigned, and any and all other shares or securities of Seller issued or issuable in respect thereof on or after the date hereof (collectively, the "Shares") in accordance with the terms of this Irrevocable Proxy. The Shares beneficially owned by the undersigned shareholder of Seller as of the date of this Irrevocable Proxy are listed on the final page of this Irrevocable Proxy. Upon the undersigned's execution of this Irrevocable Proxy, any and all prior proxies given by the undersigned with respect to any Shares are hereby revoked and the undersigned agrees not to grant any subsequent proxies with respect to the Shares until after the Expiration Date (as defined below).

        This Irrevocable Proxy is irrevocable (to the extent provided in the Florida Business Corporations Act), is coupled with an interest, including, but not limited to, that certain Voting Agreement dated as of even date herewith by and among Purchaser, Seller, and the undersigned, and is granted in consideration of Purchaser entering into that certain letter agreement dated of even date herewith between Seller and Purchaser (the "Letter Agreement"), which agreement provides for the acquisition by Purchaser of substantially all of the assets of Seller (the "Acquisition"). As used herein, the term "Expiration Date" shall mean the earlier to occur of (i) such date and time as the Acquisition shall become effective in accordance with the terms and provisions of the Letter Agreement, and (ii) six months after the date of termination of the Letter Agreement.

        The attorneys and proxies named above, and each of them are hereby authorized and empowered by the undersigned, at any time prior to the Expiration Date, to act as the undersigned's attorney and proxy to vote the Shares, and to exercise all voting and other rights of the undersigned with respect to the Shares (including, without limitation, the power to execute and deliver written consents pursuant to the Florida Business Corporations Act), at every annual, special or adjourned meeting of the shareholders of Seller and in every written consent in lieu of such meeting (i) in favor of approval of the Acquisition, in favor of any matter that could reasonably be expected to facilitate the Acquisition and against any proposal for any recapitalization, merger, sale of assets or other business combination relating to the Seller (other than the Transaction) and (ii) against any other action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of Seller under an acquisition agreement in respect of the Transaction or which would result in any of the conditions to the completion of the Transaction not being fulfilled.

        The attorneys and proxies named above may not exercise this Irrevocable Proxy on any other matter except as provided above. The undersigned shareholder may vote the Shares on all other matters.

        All authority herein conferred shall survive the death or incapacity of the undersigned and any obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

        This Irrevocable Proxy is coupled with an interest as aforesaid and is irrevocable.
Dated:  May __, 1999


                          -----------------------------
                            (Signature of Shareholder)


                            (Print Name of Shareholder)
                          -----------------------------

                          Shares beneficially owned:

                          _________ shares of Common Stock of Seller

                          _________ shares of Series A Preferred Stock
                                    of Seller

                          -----------------------------
                          (Print type and number of Share Equivalents)











                  [SIGNATURE PAGE TO IRREVOCABLE PROXY]


                               Exhibit 2
                               ---------
                        Restructuring Agreement
                        -----------------------